Exhibit 99.1

CIBER, Inc.
5251 DTC Parkway, Suite 1400
Greenwood Village, CO  80111
www.ciber.com

For Immediate Release	Contacts:	Jennifer Matuschek	Diane Stoner
		VP/Investor Relations	Media Relations
		303-220-0100	303-220-0100
		jmatuschek@ciber.com	dstoner@ciber.com

CIBER ANNOUNCES SOLID SECOND QUARTER AND FIRST HALF 2007 RESULTS
Record Revenue and Increased EPS for Both Periods; Outlook Increased

GREENWOOD VILLAGE, Colorado — July 25, 2007 — CIBER, Inc. (NYSE: CBR), today reported results for the second quarter and first half of 2007.

Financial Highlights -

Second Quarter 2007 Results

•                  Revenue increased to a record $266.5 million, up $16.5 million from $250.0 million in 2006’s June quarter.  This represented 7% revenue growth, 4% of which was organic.

•                  Gross profit margins improved 70 basis points sequentially from 2007’s first quarter to 27.7%.

•                  Net income of $7.8 million increased 16% from $6.8 million for the second quarter of 2006.

•                  GAAP EPS of $0.13 per share increased $0.02 per share, or 18%, compared to the June 2006 quarter.

First Half 2007 Results

•                  Revenue of $525.7 million was $34.0 million higher than a year earlier.  This represented a revenue increase of 7%, 4% of which was organic.

•                  Gross profit margins were 27.4% for the first half of 2007, a 60 basis point increase over the like 2006 period.

•                  Net income of $14.4 million for the first half of 2007 represented a $3.2 million increase, or 29%, from 2006’s first half.

•                  GAAP EPS of $0.23 per share was 28% higher than $0.18 per share for the first half of 2006.

Management Comments

“Our second quarter and first half results continue to demonstrate the relevancy of our strategies and the quality of our employee base.  Particular strength in our European and US ERP Practices led the current increases, both of which had improvements in gross margins for services and reduced overhead expenses,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.  “Investments in leadership in the second quarter in our US ERP, Federal Government and Indian operations highlighted personnel actions to drive these strategic operations.”

Results By Business Unit

US Commercial Practice

•                  This Practice, our largest, had a solid second quarter, adding 50 basis points to gross profit margins compared to the year earlier quarter.

•                  Two outsourcing, re-badging wins in the quarter totaled $13.5 million, continuing the trend of project level engagements and offering flexibility to our clients’ resource solutions.

European Practice

•                  European operations, our second largest business unit, posted strong organic revenue growth of 19%, and a 36% increase in operating contributions on a year-over-year basis.

•                  Meaningful contract wins in the quarter included Philips, Adidas, Thalia, Handelsbanken, Random House and others.

State & Local Government Practice

•                  Gross profit margins decreased 280 basis points compared to a very strong year ago quarter, however, an offsetting improvement in overhead expenses kept the operating contributions even for the quarter and higher for the first six months.

•                  A multi-year, multi-million dollar win with Nashville Electric was secured and announced in early July.

US ERP Practices (CIBER Enterprise Solutions)

•                  CES rebounded from 1Q07 with a very solid quarter, aided by strong sales from our hardware reselling Practice and improved implementation services results, as well, the combination of which led to a 270 basis point improvement in Practice gross margins and to operating contributions increasing by a healthy 450 basis points on a year-over-year basis.

•                  CES and CIBER’s Commercial Practice collaborated on a cross-selling $5 million SAP project win with North Carolina’s State Controller’s Office.

Federal Government Practice

•                  Federal increased its operating contribution to 10% of revenue for the current quarter, but continued to be challenged by delays and other spending patterns.

•                  We are encouraged with our reinvigorated internal push to greater prime bidding positioning, recent outsourcing activity, and new leadership in our Civilian Agencies Practice, Rich Jarmusik, in addition to the previously announced new Practice President, Marcia Kim, in April 2007.

Pipeline and Wins

CIBER’s pipeline (excluding Europe) remains strong at $3.1 billion, a $0.1 billion increase from March 2007.  Wins for the quarter (including Europe) totaled $250 million, an approximate 1:1 book-to-bill ratio.

Balance Sheet — as of June 30, 2007

•                  Cash was $22.3 million; bank line of credit borrowings were $9.5 million.

•                  Shareholder equity increased to $431.8 million.

•                  DSOs on services were 70 days, a 3 day improvement from the March 2007 quarter.

•                  CIBER purchased 400,000 shares into treasury during the second quarter, bringing year-to-date purchases to 1.15 million at an average cost of $7.47 per share.

Outlook

For the third quarter ending September 30, 2007, management believes revenue will be $257-262 million and GAAP EPS $0.12-0.13 per share.

For calendar 2007, management is increasing its revenue outlook to $1.035-1.045 billion and GAAP EPS to $0.48-0.51 per share.

Conference Call and Webcast

A webcast to discuss the company’s financial results and outlook will be held at 11:00 a.m. ET on Wednesday, July 25, 2007, and may be heard live by visiting the Investors portion of the company website at www.ciber.com/cbr/.  To participate in the call, dial 1-800-240-7305 within the United States, and 303-262-2211 internationally, using the conference ID number 11092795.  A replay of the conference call will be available through August 27, 2007 by dialing 800-405-2236 within the United States, and 303-590-3000 internationally, using the ID number 11092795. The replay will also be available on CIBER’s website.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international system integration consultancy with superior value-priced services for both private and government sector clients. CIBER’s global delivery services are offered on a project or strategic staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., the company now serves client businesses from over 60 US offices, 20 European offices and five offices in Asia.  Operating in 18 countries, with over 8,000 employees and annual revenue of approximately $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, ALWAYS ABLE. www.ciber.com

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2007.

CIBER, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
In thousands, except per share data	June 30,		June 30,
	2006	2007	2006	2007
Consulting services	$236,735	$251,272	$464,073	$496,230
Other revenue	13,233	15,271	27,638	29,498
Total revenue	249,968	266,543	491,711	525,728

Cost of consulting services	175,132	184,611	346,760	364,489
Cost of other revenue	5,499	8,047	12,944	17,326
Selling, general and administrative expenses	54,972	57,759	106,521	113,739
Amortization of intangible assets	1,491	1,409	2,938	2,800
Operating income	12,874	14,717	22,548	27,374
Other expense, net	(1,763)	(1,957)	(4,053)	(4,110)
Income before income taxes	11,111	12,760	18,495	23,264
Income tax expense	4,359	4,912	7,293	8,851
Net income	$6,752	$7,848	$11,202	$14,413

Earnings per share — diluted	$0.11	$0.13	$0.18	$0.23

Weighted average shares — diluted	62,393	62,268	62,436	62,171

For the three months ended June 30, 2006 and 2007, respectively, earnings per share — basic were $0.11 and $0.13 and weighted average shares — basic were 61,969 and 61,287.

For the six months ended June 30, 2006 and 2007, respectively, earnings per share — basic were $0.18 and $0.23 and weighted average shares — basic were 62,044 and 61,404.

CIBER, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

In thousands	December 31, 2006	June 30, 2007

Assets
Current assets:
Cash and cash equivalents	$33,319	$22,337
Accounts receivable, net	226,055	244,968
Prepaid expenses and other current assets	21,020	23,348
Deferred income taxes	3,748	4,169
Total current assets	284,142	294,822

Property and equipment, net	26,521	26,736
Intangible assets, net	453,106	454,439
Other assets	15,910	15,014
Total assets	$779,679	$791,011

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$41,486	$26,764
Accrued compensation and related liabilities	43,579	44,184
Other accrued expenses and liabilities	51,173	59,165
Income taxes payable	7,147	9,376
Total current liabilities	143,385	139,489

Long-term line of credit — bank	11,949	9,495
Long-term debentures	175,000	175,000
Other long-term liabilities	31,975	33,466
Total liabilities	362,309	357,450

Minority interest	1,248	1,739

Shareholders’ equity	416,122	431,822
Total liabilities and shareholders’ equity	$779,679	$791,011

CIBER, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In thousands	2006	2007

Operating activities:	$11,202	$14,413
Net income
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,974	5,775
Amortization of intangible assets	2,938	2,800
Other, net	(10,293)	(18,546)
Net cash provided by operating activities	9,821	4,442

Investing activities:
Acquisitions, net of cash acquired	(4,832)	(1,465)
Purchases of property and equipment, net	(5,807)	(5,569)
Capitalized software development costs	(526)	—
Net cash used in investing activities	(11,165)	(7,034)

Financing activities:
Employee stock purchases and options exercised	2,797	3,415
Purchases of treasury stock	(5,110)	(8,592)
Borrowings (payments) on long-term bank line of credit (net)	(7,124)	(2,454)
Other, net	363	(1,213)
Net cash used in financing activities	(9,074)	(8,844)

Effect of foreign exchange rate changes on cash	2,027	454
Net decrease in cash and cash equivalents	(8,391)	(10,982)
Cash and cash equivalents, beginning of period	40,661	33,319
Cash and cash equivalents, end of period	$32,270	$22,337

Selected Financial Information

Unaudited Reconciliation of Non-GAAP and Segment Financial Measures

I.                                         Reconciliation of Revenue Growth Components ($ in Millions)

Three Months Ended

Practices	June 30, 2006	Organic	Acquired	Foreign Exchange	Total	June 30, 2007

Commercial	$90.4	-2.2%	—%	—%	-2.2%	$88.4

State & Local	36.2	1.7	—	—	1.7	36.8

CES (US ERP)	30.2	4.0	—	—	4.0	31.4

Federal	34.6	-1.7	—	—	-1.7	34.0

Europe	58.6	19.0	0.8	9.7	29.5	75.9

	$250.0	4.1%	0.2%	2.3%	6.6%	$266.5

Six Months Ended

Practices	June 30, 2006	Organic	Acquired	Foreign Exchange	Total	June 30, 2007

Commercial	$179.3	0.2%	—%	—%	0.2%	$179.7

State & Local	69.1	4.5	—	—	4.5	72.2

CES (US ERP)	58.5	0.2	—	—	0.2	58.6

Federal	71.1	-4.1	—	—	-4.1	68.2

Europe	113.7	17.1	1.3	10.9	29.3	147.0

	$491.7	4.1%	0.3%	2.5%	6.9%	$525.7

II.            EBITDA Reconciliation to Net Income (000’s omitted)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2007	June 30, 2006	June 30, 2007

Net Income	$6,752	$7,848	$11,202	$14,413
Income Tax	4,359	4,912	7,293	8,851
Pre-Tax Income	11,111	12,760	18,495	23,264
Other Expense, net	1,763	1,957	4,053	4,110
Operating Income	12,874	14,717	22,548	27,374
Amortization	1,491	1,409	2,938	2,800
Depreciation	3,079	2,929	5,974	5,775
EBITDA	$17,444	$19,055	$31,460	$35,949

III.           Segment Operating Results Analysis

CIBER, Inc.

Operating Results Analysis

For the Quarters and Six Months Ended June 30, 2006 and 2007

(unaudited) ($ In millions)

	Three Months Ended				Six Months Ended
By Practice	June 30, 2006		June 30, 2007		June 30, 2006		June 30, 2007
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenue
Commercial*	$90.4	36%	$88.4	33%	$179.3	36%	$179.7	34%
State & Local	36.2	14	36.8	14	69.1	14	72.2	14
CES (US ERP)	30.2	12	31.4	12	58.5	12	58.6	11
Federal	34.6	14	34.0	13	71.1	15	68.2	13
Europe*	58.6	24	75.9	28	113.7	23	147.0	28
Total	$250.0	100%	$266.5	100%	$491.7	100%	$525.7	100%

		%		%		%		%
		of Div		of Div		of Div		of Div
		Revenue		Revenue		Revenue		Revenue
Operating Income
Commercial*	$6.8	8%	$7.2	8%	$12.0	7%	$15.1	8%
State & Local	3.7	10	3.6	10	5.6	8	7.2	10
CES (US ERP)	2.2	7	3.7	12	5.4	9	5.7	10
Federal	3.4	10	3.3	10	6.9	10	5.8	9
Europe*	3.2	5	4.3	6	5.5	5	8.0	5
Corporate	(4.9)	(2)	(6.0)	(2)	(10.0)	(2)	(11.6)	(2)
EBITA	14.4	6%	16.1	6%	25.4	5%	30.2	6%
Amort. Expense	(1.5)	(1)	(1.4)	(—)	(2.9)	(—)	(2.8)	(1)
Operating Income	$12.9	5%	$14.7	6%	$22.5	5%	$27.4	5%

 *U.S. Commercial includes India’s results and domestic eliminations; Europe includes Eastern Asia & Australia/NZ results.

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